Exhibit 99.3

Proxy Voting – Guidelines and Conditions 1. THIS PROXY IS SOLICITED BY OR ON BEHALF OF THE MANAGEMENT OF GOLD BASIN. 2. THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE MEETING MATERIALS PRIOR TO VOTING. 3. If you appoint the Management Nominees indicated on the reverse to vote on your behalf, they must also vote in accordance with your instructions or, if no instructions are given, in accordance with the Voting Recommendations highlighted for each Resolution on the reverse. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose. 4. This proxy confers discretionary authority on the person named to vote in their discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof. 5. The securityholder has a right to appoint a person or company to represent the securityholder at the Meeting other than the person or company designated in the form of proxy. Such right may be exercised by inserting, on the reverse of this form, in the space labeled “Please print appointee name”, the name of the person to be appointed, who need not be a securityholder of Gold Basin. 6. To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the securityholders of Gold Basin. 7. To be valid, this proxy must be filed using one of the Voting Methods and must be received by TSX Trust Company before the Filing Deadline for Proxy, noted on the reverse or in the case of any adjournment or postponement of the Meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chair of the Meeting in their discretion, and the Chair is under no obligation to accept or reject any particular late proxy. The Chair of the Meeting will have the discretion to accept or reject Proxies deposited in any other manner. 8. If the holder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the holder may be required to provide documentation evidencing the signatory’s power to sign the proxy. 9. Guidelines for proper execution of the proxy are available at www.stac.ca. Please refer to the Proxy Protocol. For assistance, please contact TSX TRUST INVESTOR SERVICES. Mail: 301 - 100 Adelaide Street West Toronto, ON, M5H 4H1 Tel: 1-866-600-5869 Email: tsxtis@tmx.com Investor inSite TSX Trust Company offers at no cost to holders, the convenience of secure 24-hour access to all data relating to their account including summary of holdings, transaction history, and links to valuable holder forms and Frequently Asked Questions. To register, please visit: https://www.tsxtrust.com/t/investor-hub/forms/investor-insite-registration and complete the registration form VOTING METHOD FACSIMILE 416-595-9593 MAIL or HAND DELIVERY TSX Trust Company 301 - 100 Adelaide Street West Toronto, Ontario, M5H 4H1 GOLD BASIN RESOURCES CORPORATION (“Gold Basin”) Special Meeting June 4, 2026 at 10:00 AM (Canada/Pacific) Borden Ladner Gervais LLP, 1200 Waterfront Center, 200 Burrard Street, Vancouver, British Columbia (the “Meeting”) Electronic Delivery If you are a registered securityholder and wish to enroll for electronic delivery for future issuer communications including meeting related materials, financial statements, DRS, etc., where applicable, you may do so: 1) Through TSX Trust’s online portal, Investor Insite. You may log in or enroll at https://www.tsxtrust.com/investor-login For details go to www.tsxtrust.com/consent-to-electronic-delivery

RESOLUTIONS - VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES GOLD BASIN RESOURCES CORPORATION (“Gold Basin”) Special Meeting June 4, 2026 at 10:00 AM (Canada/Pacific) Borden Ladner Gervais LLP, 1200 Waterfront Center, 200 Burrard Street, Vancouver, British Columbia SECURITY CLASS: Common Shares RECORD DATE: May 5, 2026 FILING DEADLINE FOR PROXY: June 2, 2026 at 10:00 AM (Canada/Pacific) The undersigned hereby appoints Shane Ebert, whom failing Barbara O'Neill (the “Management Nominees”), or instead of any of them, the following Appointee as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the said Meeting or such adjournment(s) or postponement(s) thereof in accordance with the voting instructions, if any, provided below. APPOINTEES Please print appointee name Signature of registered owner(s) Date (MM/DD/YYYY) This proxy revokes and supersedes all earlier dated proxies and MUST BE SIGNED PLEASE PRINT NAME - SEE VOTING GUIDELINES ON REVERSE - 1. Arrangement Resolution FOR AGAINST To consider and, if thought advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Appendix A to the accompanying management information circular dated May 14, 2026 (the “Circular”), authorizing and approving a plan of arrangement (the “Plan of Arrangement”) pursuant to section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) involving CANEX Metals Inc., Gold Basin and the Shareholders. CONTROL NUMBER: FORM OF PROXY (“PROXY”)